Exhibit 99.1

350 Park Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes	Press: Kerry Kelly-Guiliano
Head of Investor Relations	Financial Dynamics
ExlService Holdings, Inc.	(617) 747-3603
(212) 277-7109	kerry.guiliano@fd.com
ir@exlservice.com

EXL REPORTS 2007 FIRST QUARTER RESULTS

New York, NY – May 10, 2007 – ExlService Holdings, Inc. (NASDAQ: EXLS), a recognized provider of offshore solutions, including business process outsourcing, research and analytics and advisory services, today announced its financial results for the quarter ended March 31, 2007.

The Company’s highlights for the first quarter of 2007 include:

•	Revenues for the quarter increased 85% to $39.9 million from $21.6 million in the first quarter of 2006 comprised of 65% organic revenue growth and 20% acquisition-related revenue growth.

•	Gross margin for the quarter was 38.6% compared to 35.3% in the first quarter of 2006.

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Operating margin for the quarter was 12.4% compared to 6.5% in the first quarter of 2006; adjusted operating margin for the quarter, excluding the impact of stock-based compensation expense and amortization of intangibles, was 15.9% compared to 7.5% in the first quarter of 2006.

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Net income to common stockholders for the quarter was $5.4 million compared to $1.9 million in the first quarter of 2006; net income to common stockholders for the quarter includes stock-based compensation expense and amortization of intangibles of $1.4 million and $0.2 million in the first quarter of 2007 and 2006, respectively.

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

Vikram Talwar, CEO and Vice-Chairman of EXL, commented: “EXL delivered a strong quarter both financially and operationally. I am enthusiastic about the continued rapid growth in our BPO business during the quarter. The research and analytics business experienced a slow quarter due to a reduction in project-based work, however we continue to succeed in cross-selling our BPO, research and analytics and advisory services to EXL’s clients. Our world-class research and analytics and advisory services continue to be strong differentiators for us in the marketplace.”

Matt Appel, CFO of EXL, commented: “EXL’s first quarter results reflect revenue growth of 85% year over year and strong operating margins that significantly exceeded our expectations for the quarter. Our first quarter results were driven by continued rapid growth and operating leverage in our BPO and advisory business lines. Despite the slowdown for the quarter in the research and analytics business line, EXL delivered operating profit margins that were almost 400 basis points above our stated guidance.”

Rohit Kapoor, President of EXL, commented: “The strategic investments we continue to make in our business are expected to enable sustainable and profitable long-term growth. Based on continuing strong demand we are accelerating our infrastructure planning and investment, hiring aggressively at the middle and senior management levels in both operations and enabling functions, and continuing to invest in the sales and marketing and relationship management functions. We expect these investments to deliver attractive, sustainable returns.”

Financial Highlights – First Quarter 2007

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Revenues for the quarter ended March 31, 2007 increased 85% to $39.9 million from $21.6 million in the quarter ended March 31, 2006. BPO revenue for the quarter of $32.7 million reflects organic growth of 67% year over year. Research and analytics revenue for the quarter of $4.2 million is not comparable with the first quarter of 2006 since the size of this business line was not significant. Advisory revenue of $2.9 million for the quarter reflects organic growth of 100% year over year.

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Gross margin for the quarter ended March 31, 2007 was 38.6% compared to 35.3% in the quarter ended March 31, 2006. Gross margins exceeded expectation primarily as a result of continued revenue growth and strong infrastructure utilization in our BPO business. BPO gross margins for the quarter were 42.4%. Research and analytics gross margins for the quarter of 13.4% reflected the impact of lower revenues. Advisory gross margins for the quarter were 32.3% reflecting strong growth and the impact of costs attributable to staff and management additions.

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Operating margin for the quarter ended March 31, 2007 was 12.4%, compared to 6.5% in the quarter ended March 31, 2006. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter ended March 31, 2007 was 15.9% compared to 7.5% in the quarter ended March 31, 2006. Operating margin was negatively impacted by the reduction in gross margins in the research and analytics business line.

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Net income to common stockholders for the quarter ended March 31, 2007 was $5.4 million compared to $1.9 million in the quarter ended March 31, 2006; net income to common stockholders for the quarter includes stock-based compensation expense and amortization of intangibles of $1.4 million and $0.2 million in the first quarter of 2007 and 2006, respectively.

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Revenue generated from our largest client was 28% of total revenues for the quarter ended March 31, 2007 compared to 46% for the quarter ended March 31, 2006. Revenue generated from our three largest clients was 59% of total revenues for the quarter ended March 31, 2007 compared to 66% for the quarter ended March 31, 2006.

Note: Results may not be comparable due to the inclusion of the financial results of Inductis, Inc. in our consolidated financial statements from July 1, 2006.

Business Highlights – First Quarter 2007

•	Our BPO business line continued to experience rapid revenue growth and grew 11% compared to the preceding quarter while maintaining operational excellence across all major client relationships.

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Our research and analytics business line experienced a significant reduction in project-based revenue from a major customer during the quarter. However, this business line continued to win new business involving services that are long-term in nature. For example, we signed a three-year agreement to provide modeling and claims analytics services for a leading U.S. insurance company. The research and analytics business line earned revenue from ten new clients in the first quarter in addition to cross-selling to three clients that were existing BPO clients.

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Our advisory business line achieved record quarterly revenues and successfully mitigated the seasonality the business has historically experienced by diversifying its service offerings. During the quarter, our advisory business line increased the scope of its finance and accounting services for a leading insurance company and expanded its compliance assistance for a global mail management company.

As of March 31, 2007, EXL had approximately 9,000 total employees, an increase of 45% from approximately 6,200 total employees at March 31, 2006. The Company’s headcount during the first quarter of 2007 increased by approximately 800 employees from the end of the preceding quarter. The attrition rate for billable employees during the first quarter of 2007 was 43.7% as compared to 41.9% in the fourth quarter of 2006. We believe that the nominal increase in attrition is the result of an increasingly competitive environment for our India-based employees and does not pose a risk to service delivery quality for our clients.

2007 Outlook

Based on current visibility, the Company is providing the following guidance:

•	Calendar year 2007 revenue and adjusted operating margin guidance remain unchanged.

•	Second quarter of 2007 expectation that operating margin will be negatively impacted by currency movements and softness in the research and analytics business line.

Conference Call

EXL will host a conference call on Thursday, May 10, at 8:00 a.m. (ET) to discuss the Company’s quarterly results and discuss the Company’s operating performance and financial outlook. The conference call will be available live via the Internet by accessing the EXL web site at www.exlservice.com, where the accompanying presentation can also be accessed. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial +1-888-873-4896 or 1-617-213-8850 and reference “EXLS”. For those who cannot access the live broadcast, a replay will be available by dialing +1-888-286-8010 or +1-617-801-6888 and entering “38402507” from two hours after the end of the call until 11:59 p.m. (EST) on May 24, 2007. The replay will also be available at the EXL web site.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS), is a recognized provider of offshore solutions including business process outsourcing (BPO), research and analytics and advisory services. It primarily serves the needs of Global 1000 companies in the banking, financial services and insurance sector. EXL is headquartered at 350 Park Avenue, New York, NY. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three months ended March 31,
	2007	2006
Total revenues	$39,854,448	$21,557,984
Cost of revenues (exclusive of depreciation and amortization)	24,481,968	13,945,943

Gross profit	15,372,480	7,612,041

Operating expenses:
General and administrative expenses	6,035,547	3,675,030
Selling and marketing expenses	1,963,530	762,191
Depreciation and amortization	2,440,902	1,764,731

Total operating expenses	10,439,979	6,201,952

Income from operations	4,932,501	1,410,089
Other income (expense):
Foreign exchange gain	570,107	400,821
Interest and other income	1,007,802	237,623
Interest expense	(17,521)	(102,019)

Income before income taxes	6,492,889	1,946,514
Income tax provision/(benefit)	1,084,263	(166,768)

Net income	5,408,626	2,113,282
Dividends and accretion on preferred stock	—	(168,728)

Net income to common stockholders	$5,408,626	$1,944,554

Basic earnings per share to common stockholders	$0.19	$0.09
Diluted earnings per share to common stockholders	$0.19	$0.09
Weighted-average number of shares used in computing earnings per share:
Basic (1)	28,141,321	21,211,012
Diluted (1)	29,084,264	21,683,116

(1)	The number of shares and earnings per share data as at March 31, 2006 has been adjusted to reflect the stock split and conversion effected by the Company in connection with its October 2006 initial public offering.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$73,927,180	$85,366,103
Restricted cash	417,946	1,093,277
Accounts receivable, net of allowance for doubtful accounts of $22,539 at March 31, 2007 and $100,828 at December 31, 2006	34,995,770	26,801,058
Accounts receivable from related parties	312,342	254,803
Employee receivables	831,528	638,589
Prepaid expenses	1,578,124	1,673,721
Deferred tax assets	3,479,167	3,570,990
Other current assets	2,236,267	3,321,992

Total current assets	117,778,324	122,720,533

Fixed assets, net	23,429,313	21,545,324
Intangibles, net of amortization	1,380,000	1,970,000
Goodwill	16,585,487	16,651,462
Restricted cash	330,877	302,160
Deferred tax assets	1,275,843	818,219
Other assets	5,488,745	1,601,244

Total assets	$166,268,589	$165,608,942

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,032,113	$3,161,942
Deferred revenue	5,864,736	6,376,725
Accrued employee cost	5,752,992	10,251,197
Other accrued expenses and current liabilities	7,955,351	14,336,829
Income taxes payable	1,793,281	2,705,326
Current portion of capital lease obligation	111,636	165,995
Deferred tax liabilities	509,450	700,901

Total current liabilities	25,019,559	37,698,915

Capital lease obligations, less current portion	195,501	227,651
Deferred tax liabilities	73,101	146,200
Other non current liabilities	410,910	339,715

Total liabilities	25,669,071	38,412,481
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 28,609,638 shares issued and outstanding as of March 31, 2007 and 28,262,289 shares issued and outstanding as of December 31, 2006	28,610	28,263
Additional paid-in capital	104,772,151	98,429,374
Retained earnings	34,073,274	28,664,647
Accumulated other comprehensive income (loss)	1,730,999	109,693

	140,605,034	127,231,977

Less: 149,138 shares as at March 31, 2007 and December 31, 2006, held in treasury, at cost	(35,516)	(35,516)

Total stockholders’ equity	140,569,518	127,196,461

Total liabilities and stockholders’ equity	$166,268,589	$165,608,942

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of EXL’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, EXL’s management uses financial statements that do not include stock-based compensation expense related to employee stock options and amortization of acquisition-related intangibles for financial and operational decision making, to evaluate period-to-period comparisons or for making comparisons of EXL’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123(R), EXL’s management believes that providing a non-GAAP financial measure that excludes stock-based compensation and amortization of acquisition-related intangibles allows investors to make additional comparisons between EXL’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123(R) and the amortization of intangibles associated with further acquisitions. Accordingly, EXL believes that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in EXL’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following table shows the reconciliation of these adjusted financial measures from GAAP for the three month periods ended March 31, 2007 and March 31, 2006:

($ in thousands)

	Three Months Ended March 31,				Three Months Ended March 31,
	2007 US GAAP	Adjustments		2007 Non-GAAP	2006 US GAAP	Adjustments		2006 Non-GAAP
Revenues	$39,854	—		$39,854	$21,558	—		$21,558
Cost of revenues (exclusive of depreciation and amortization)	24,482	(212	)(a)	24,270	13,946	—		13,946

Gross profit	15,372	212		15,584	7,612	0		7,612

Gross Margin %	38.6%			39.1%	35.3%			35.3%
Selling, general and administrative expenses	7,998	(616	)(a)	7,382	4,437	(200	)(a)	4,237

Depreciation and amortization expense	2,441	(590	)(b)	1,851	1,765			1,765

Income from operations	$4,933	1,418		$6,351	$1,410	200		$1,610

Operating Margin %	12.4%			15.9%	6.5%			7.5%

(a)	To exclude stock-based compensation expense under FAS 123(R).
(b)	To exclude amortization of intangibles recorded in the quarter ending March 31, 2007 in connection with the Inductis acquisition.

Note: The income statement for the three months ended March 31, 2006 does not include Inductis, Inc.